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                                                                     Exhibit 1.1

                                    Cray Inc.
                                   $65,000,000
               3.0% Convertible Senior Subordinated Notes due 2024

                               PURCHASE AGREEMENT

                                                                December 1, 2004

Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

      Cray Inc., a Washington corporation (the "Company"), hereby confirms its agreement with you (the "Initial Purchaser"), as set forth below.

      1. The Transactions. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchaser $65,000,000 aggregate principal amount of its 3.0% Convertible Senior Subordinated Notes due 2024 (the "Firm Notes"). In addition, the Company has granted to the Initial Purchaser an option to purchase up to an additional $15,000,000 aggregate principal amount of its 3.0% Convertible Senior Subordinated Notes due 2024 (the "Optional Notes" and, together with the Firm Notes, the "Notes"). The Notes shall be convertible into shares (the "Conversion Shares") of common stock, par value $0.01 per share, of the Company (the "Common Stock"), subject to and in accordance with the terms of the Notes. The Notes will (i) have the terms and provisions which are described in the Offering Memorandum (as defined below) under the heading "Description of Notes" and such other terms as are customary and (ii) be issued pursuant to the provisions of the Indenture (the "Indenture"), to be dated December 6, 2004, between the Company and The Bank of New York Trust Company, N.A., a national banking association, as trustee (the "Trustee"). The Notes and the Conversion Shares are hereinafter referred to collectively as the "Securities."

      The sale of the Notes to the Initial Purchaser (the "Offering") will be made without registration of the Securities under the Securities Act of 1933, as amended (together with the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder, the "Securities Act"), in reliance upon the exemption therefrom provided by Section 4(2) of the Securities Act.

      In connection with the sale of the Notes, the Company has prepared a preliminary offering memorandum dated November 29, 2004 (the "Preliminary Offering Memorandum") and an offering memorandum dated the date hereof (the "Offering Memorandum"), each setting forth information regarding the Company, the Securities and the terms of the Offering and the transactions contemplated by the Offering Documents (as defined below). The Preliminary Offering Memorandum and the Offering Memorandum incorporate by reference the Company's
(i) Annual Report on Form 10-K

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for the year ended December 31, 2003, (ii) Quarterly Report on Form 10-Q for the
quarters ended March 31, 2004, June 30, 2004 and September 30, 2004, (iii) Proxy Statement for the annual meeting of stockholders of the Company held on May 12, 2004 and (iv) Current Reports on Form 8-K filed with the Commission on February 26, April 2, April 30, May 14, July 27, September 24, October 13, October 22, October 26, November 5 and November 30, 2004, together with Form 8-K/A filed with the Commission on May 10, October 28 and November 29, 2004 (other than information in the documents that is deemed not to be filed with the Securities and Exchange Commission ("Commission")) (all such documents listed in clauses
(i) through (iv) referred to herein as the "Incorporated Documents"). Any references herein to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to include, in each case, all amendments and supplements thereto and the Incorporated Documents and any amendments thereto. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Notes by the Initial Purchaser.

      The Company understands that the Initial Purchaser proposes to make an offering of the Notes only on the terms and in the manner set forth in the Offering Memorandum and Sections 3, 4 and 10 hereof as soon as the Initial Purchaser deems advisable after this Agreement has been executed and delivered, to persons in the United States whom the Initial Purchaser reasonably believes to be qualified institutional buyers ("QIBs") as defined in Rule 144A under the Securities Act, as such rule may be amended from time to time ("Rule 144A"), in transactions under Rule 144A.

      The Initial Purchaser and its direct and indirect transferees of the Notes will be entitled to the benefits of the Registration Rights Agreement to be dated as of December 6, 2004 among the parties hereto (the "Registration Rights Agreement") pursuant to which the Company will agree, among other things, to file (i) a registration statement (the "Registration Statement") on the appropriate form with the Commission registering the resale of the Securities under the Securities Act and (ii) to use its reasonable efforts to cause any such Registration Statement to be declared effective.

      This Agreement, the Securities, the Registration Rights Agreement and the Indenture are herein referred to as the "Offering Documents."

      2. Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Initial Purchaser that:

            (a) The Preliminary Offering Memorandum as of its date does not, and the Offering Memorandum, as of its date, as of the Closing Date and as of the Additional Closing Date, if any (each as defined in Section 3 hereof), does not and will not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions that are made in reliance upon and in conformity with

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      information relating to the Initial Purchaser furnished to the Company in writing by the Initial Purchaser expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum or any amendment or supplement thereto.

            (b) The Preliminary Offering Memorandum and the Offering Memorandum with respect to the Notes have been or will be prepared by the Company for use by the Initial Purchaser in connection with the Offering. No order or decree preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum or any amendment or supplement thereto, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company, is contemplated.

            (c) Subsequent to the respective dates as of which information is given in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum), except as disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum), the Company has not declared, paid or made any dividends or other distributions of any kind on or in respect of its capital stock and there has been no material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting (i) the business, condition (financial or otherwise), results of operations, stockholders' equity, properties or prospects of the Company and each subsidiary of the Company listed on Exhibit A hereto (collectively, the "Subsidiaries"; individually, a "Subsidiary"), taken as a whole; (ii) the long-term debt or capital stock of the Company or any of its Subsidiaries; or (iii) the ability of the Company to consummate the Offering or any of the other transactions contemplated by the Offering Documents. Since the date of the latest balance sheet included or incorporated by reference in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum), neither the Company nor any Subsidiary has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company and the Subsidiaries, taken as a whole, except for liabilities, obligations and transactions which are disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum).

            (d) The authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum) under the caption "Capitalization" and, after giving effect to the Offering, will be as set forth in the column headed "As Adjusted" under the caption "Capitalization." All of the issued and outstanding shares of capital stock of the Company are fully

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      paid and non-assessable and have been duly and validly authorized and issued, in compliance with all applicable state, federal and foreign securities laws and not in violation of or subject to any preemptive or similar right that does or will entitle any person, upon the issuance or sale of any security, to acquire from the Company or any Subsidiary any Common Stock or other security of the Company or any Subsidiary or any security convertible into, or exercisable or exchangeable for, Common Stock or any other such security (any "Relevant Security").

            (e) The Company has authorized and has reserved, and covenants to continue to reserve, free of any preemptive or similar rights, a sufficient number of authorized but unissued shares of Common Stock, to satisfy the conversion rights of the Notes and issue the Conversion Shares. The Conversion Shares have been duly authorized for issuance upon conversion of the Notes, and upon conversion of the Notes in accordance with their terms and the Indenture will be issued free of statutory and contractual preemptive rights and are sufficient in number to meet the current conversion requirements of the Notes, and the Conversion Shares, if and when so issued, will be duly and validly issued and fully paid and non-assessable. The Company covenants that the Notes, and upon conversion of the Notes, the Conversion Shares (i) will be issued in compliance with all applicable state, federal and foreign securities laws, (ii) will not be issued in violation of or subject to any preemptive or similar right that does or will entitle any person to acquire any Relevant Security from the Company or any Subsidiary upon issuance or sale of the Notes or the Conversion Shares, and (iii) will not be subject to any restriction upon the voting or transfer thereof pursuant to applicable law or the Company's articles of incorporation, bylaws or governing documents or any agreement to which the Company or any of its Subsidiaries is a party or by which any of them may be bound.

            (f) The Common Stock (including the Conversion Shares) conforms to the descriptions thereof contained in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum). Except as disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum), neither the Company nor any Subsidiary has outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments to issue or sell, sale or rights related to or entitling any person to purchase or otherwise to acquire any shares of, or any security convertible into or exchangeable or exercisable for, the capital stock of, or other ownership interest in, the Company or the Subsidiaries. All corporate action required to be taken by the Company for the issuance and delivery of the Conversion Shares has been duly and validly taken.

            (g) The Subsidiaries are the only subsidiaries of the Company within the meaning of Rule 405 under the Securities Act. Except for the Subsidiaries, the Company holds no ownership or other interest, nominal or beneficial, direct or indirect, in any corporation, partnership, joint venture or other business entity, except for interests in Computational Engineering International,

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      Inc. and BioNumerik Pharmaceuticals, Inc. Except as disclosed in the
      Incorporated Documents, no disclosure related to the Company's interest in these entities is required under the Securities Exchange Act of 1934, as amended. All of the issued shares of capital stock of or other ownership interests in each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company free and clear of any lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (any "Lien").

            (h) Each of the Company and the Subsidiaries has been duly organized and validly exists as a corporation, partnership or limited liability company in good standing under the laws of its jurisdiction of organization. Each of the Company and each Subsidiary has all requisite power and authority to carry on its business as it is currently being conducted and as described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum), and to own, lease and operate its respective properties. Each of the Company and each Subsidiary is duly qualified to do business and is in good standing as a foreign corporation, partnership or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which (individually and in the aggregate) could not reasonably be expected to have a material adverse effect on (i) the business, condition (financial or otherwise), results of operations, stockholders' equity, properties or prospects of the Company and the Subsidiaries, taken as a whole; (ii) the long-term debt or capital stock of the Company or any Subsidiary; or (iii) the Offering or consummation of any of the other transactions contemplated by the Offering Documents (any such effect being a "Material Adverse Effect").

            (i) The Company has the required corporate power and authority to execute, deliver and perform its obligations under the Notes. The Notes have been duly and validly authorized by the Company for issuance and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and when delivered to and paid for by the Initial Purchaser in accordance with the terms hereof, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) ((i) and (ii) collectively, the "Enforceability Exceptions"). At the Closing Date, the Notes are in the form contemplated by the Indenture.

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            (j) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture has been duly and validly authorized by the Company and meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"), and, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms except that the enforcement thereof may be limited by the Enforceability Exceptions.

            (k) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by the Company and when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Initial Purchaser), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms except that the enforcement thereof may be limited by the Enforceability Exceptions.

            (l) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized executed and delivered by the Company. The Securities, the Indenture and the Registration Rights Agreement conform in all material respects to the descriptions thereof in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum).

            (m) There exists as of the date hereof (after giving effect to the transactions contemplated by each of the Offering Documents) no event or condition that constitutes or would constitute a default or an event of default (in each case as defined in each of the Offering Documents) under any of the Offering Documents that would result in a Material Adverse Effect or materially adversely affect the ability of the Company to consummate the Offering and the other transactions contemplated by the Offering Documents.

            (n) The execution, delivery, and performance of this Agreement and consummation of the transactions contemplated by the Offering Documents do not and will not (i) conflict with, require consent under or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective properties, operations or assets may otherwise be bound, except for the consent which the Company has obtained from Wells Fargo Bank, N.A. with respect to the Credit Agreement, dated as of April 10, 2003, as

                                       6
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      amended, between the Company and Wells Fargo Bank, N.A., (ii) violate or conflict with any provision of the certificate or articles of incorporation, bylaws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents of the Company or any Subsidiary, or (iii) violate or conflict with any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign, except (in the case of clauses (i) and (iii) above) as could not reasonably be expected to have a Material Adverse Effect.

            (o) Each of the Company and each Subsidiary has all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies and all third parties, foreign and domestic (collectively, the "Consents"), to own, lease and operate its properties and conduct its business as it is now being conducted and as disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum), and each such Consent is valid and in full force and effect, and neither the Company nor any Subsidiary has received notice of any investigation or proceedings which has resulted in or, if decided adversely to the Company or any Subsidiary, could reasonably be expected to result in, the revocation of, or imposition of a materially burdensome restriction on, any Consent. Each of the Company and each Subsidiary is in compliance with all applicable laws, rules, regulations, ordinances, directives, judgments, decrees and orders, foreign and domestic (including, without limitation, the Sarbanes-Oxley Act of 2002 and the rules promulgated by the Commission thereunder), except where failure to be in compliance could not reasonably be expected to have a Material Adverse Effect. No Consent contains a materially burdensome restriction not adequately disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the most recent Preliminary Offering Memorandum).

            (p) No Consent of, with or from any judicial, regulatory or other legal or governmental agency or body or any third party, foreign or domestic, is required for the execution, delivery and performance of this Agreement by the Company or consummation of the Offering and the other transactions contemplated by the Offering Documents, including the issuance, sale and delivery of the Notes (and the issuance of the Conversion Shares upon conversion of the Notes), except such Consents as may be required under state securities or blue sky laws and that the Commission must declare the Registration Statement effective pursuant to the Registration Rights Agreement.

            (q) There is no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration, domestic or foreign, pending to which the Company or any Subsidiary is a party or of which any property, operations or assets of the Company or any Subsidiary is the subject which, individually or in the aggregate, if determined adversely to the Company

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      or any Subsidiary, could reasonably be expected to have a Material Adverse
      Effect; to the best of the Company's knowledge, no such proceeding, litigation or arbitration is threatened or contemplated; and the defense of all such proceedings, litigation and arbitration against or involving the Company or any Subsidiary could not reasonably be expected to have a Material Adverse Effect.

            (r) The financial statements and pro forma data, including the notes thereto, and the supporting schedules included or incorporated by reference in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum) present fairly the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company and its consolidated subsidiaries for which financial statements are included or incorporated by reference in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum); said financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved; and the supporting schedules included or incorporated by reference in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum) present fairly the information required to be stated therein. No other financial statements or supporting schedules would be required to be included in a registration statement filed pursuant to the Securities Act on the date hereof and relating to the Securities. The other financial and statistical information included or incorporated by reference in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum) presents fairly the information included therein and has been prepared on a basis consistent with that of the financial statements that are included in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum) and the books and records of the respective entities presented therein and, to the extent such information is a range, projection or estimate, is based on the good faith belief and estimates of the management of the Company. The financial information included in the Incorporated Documents, including the information under Item 1 ("Business"), Item 7 ("Management's Discussion and Analysis of Financial Condition and Results of Operations") and Item 7A ("Quantitative and Qualitative Disclosures About Market Risk") in the Form 10-K for the year ended December 31, 2003 has been derived from the Company's consolidated financial statements included in the Incorporated Documents or from the Company's accounting books and records generally.

            (s) Deloitte & Touche LLP, which has examined certain of such financial statements as set forth in its reports incorporated by reference in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum), is an independent public accounting firm as required by the Securities Act and the Securities Exchange Act of 1934, as amended (together with the rules and regulations of the Commission promulgated thereunder, the "Exchange Act").

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            (t) The Offering Memorandum (or, if the Offering Memorandum is not
      in existence, the Preliminary Offering Memorandum) contains or incorporates by reference, if any, all pro forma and as adjusted financial information and statements which would be required to be included or incorporated by reference in a registration statement filed pursuant to the Securities Act on the date hereof and relating to the Securities. The pro forma and as adjusted financial information and statements have been properly compiled and prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act and includes all adjustments necessary to present fairly in accordance with United States generally accepted accounting principles the pro forma and as adjusted financial position of the respective entity or entities presented therein at the respective dates indicated and their cash flows and the results of operations for the respective periods specified.

            (u) The Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and files reports with the Commission on the EDGAR System. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and the outstanding shares of Common Stock are listed for quotation on the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the Commission or the Nasdaq National Market is contemplating terminating such registration or listing. The Company meets the eligibility requirements for the use of Form S-3 under the Securities Act.

            (v) The Company has filed in a timely manner each document or report required to be filed by it pursuant to the Exchange Act including, without limitation, the Incorporated Documents; each such document or report (including any financial statements) and any amendment thereto at the time it was filed conformed to the requirements of the Exchange Act; and none of such documents or reports contained (or, when read together with the other information in the Offering Memorandum, do contain) an untrue statement of any material fact or omitted (or, when read together with the other information in the Offering Memorandum, do omit) to state any material fact required to be stated therein or necessary to make the statements therein not misleading as the case may be, at all times up to and including the Closing Date (and, if any Optional Notes are purchased, each document or report (including any financial statements) required to be filed by the Company pursuant to the Exchange Act prior to the Additional Closing Date will not contain (or, when read together with the other information in the Offering Memorandum, will not contain) an untrue statement of a material fact or omit (or, when read together with the other information in the Offering Memorandum, omit) to state a material fact required to be stated therein or necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading).

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            (w) The Company maintains a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (x) Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) has taken, directly or indirectly, any action that constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

            (y) None of the Company or any of the Subsidiaries or any of their respective affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) has, directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any "security" (as defined in the Securities Act) which is or could be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Notes or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act. Assuming the accuracy of the Initial Purchaser's representations and warranties set forth in
      Section 10 hereof, the offer and sale of the Notes to the Initial Purchaser in the manner contemplated by this Agreement and the Offering Memorandum does not require registration under the Securities Act and does not require the Indenture to be qualified under the TIA.

            (z) Except as described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum), no holder of any Relevant Security has any rights to require registration of any Relevant Security as part or on account of, or otherwise in connection with the Offering and any of the other transactions contemplated by the Offering Documents, and any such rights so disclosed have been effectively waived by the holders thereof, and any such waivers remain in full force and effect.

            (aa) Each of the Company and the Subsidiaries is not now and, after sale of the Notes, as contemplated hereunder and application of the net proceeds of such sale as described in the Offering Memorandum under the caption "Use of Proceeds," will not be an "investment company" or be controlled by an

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      "investment company" within the meaning of the Investment Company Act of
      1940, as amended.

            (bb) No relationship, direct or indirect, exists between or among the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Exchange Act to be described in the Company's annual and/or quarterly reports on Form 10-K and 10-Q, as applicable, which is not so described as required in such reports. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members. The Company has not, in violation of the Sarbanes-Oxley Act, directly or indirectly, including through a Subsidiary, extended or maintained credit, arranged for the extension of credit, or renewed or amended an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

            (cc) Each of the Company and each Subsidiary owns or leases all such properties as are necessary to the conduct of its business as presently operated and as proposed to be operated as described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum). The Company and the Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all Liens except such as are described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum) or such as do not (individually or in the aggregate) materially affect the value of such property or interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease or sublease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not interfere with, the use made or proposed to be made of such property and buildings by the Company and the Subsidiaries. Neither the Company nor any Subsidiary has received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any Subsidiary.

            (dd) Each of the Company and each Subsidiary (i) owns or has the right to use, pursuant to a valid, binding and enforceable license agreement, all patents, patent applications, trademarks, service marks, trade names, business names, product names, trade dress, copyrights, mask works, computer programs, electronic data and databases, trade secrets, know-how and other confidential or proprietary information, systems and processes (whether or not patentable or reduced to practice) and other intellectual property (including applications and registrations for any of the foregoing ) (collectively, "Intellectual Property") that is necessary or used in the conduct of their respective businesses as being conducted and as described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum). With respect to the Intellectual Property that is owned by the Company or any of its Subsidiaries, (i) the Company or the applicable Subsidiary is the sole owner of all right, title and interest in and to such Intellectual Property free and clear of any claim, lien, pledge, lease, option, charge, easement, security interest, deed of trust, mortgage, conditional sales agreement, encumbrance or other right of any third party, except for the security interest in favor of Wells Fargo Bank, N.A.; (ii) such Intellectual Property rights, to the knowledge of the Company, are valid and enforceable; (iii) all patents and registrations for copyrights and trademarks and all applications therefor are in full force and effect; (iv) no claims are pending, or to the knowledge of Company, threatened, that challenged the validity, enforceability, registration, ownership or use of such Intellectual Property and, to the Company is unaware of any facts that would form a reasonable basis for any such claim. With respect to the Intellectual Property that is used by the Company or its Subsidiaries pursuant to a valid and enforceable license agreement, (i) neither the Company nor any of its Subsidiaries is in default (or with the giving of notice or the lapse of time, or both, would be in default) of any such license agreement, (ii) the consummation of the transaction contemplated hereby will not result in any loss, cancellation, acceleration or other impairment of any such Intellectual Property, nor give any third party the right to do any of the foregoing and (iii) there are no other license agreements material to the conduct of the respective businesses of the Company and its Subsidiaries other than those described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum). No claims are pending or, to the knowledge of the Company, threatened, alleging that the Company or any of its Subsidiaries infringes, misappropriates, misuses, interferes with or otherwise violates any Intellectual Property of any other person and, and the Company is unaware of any facts which would form a reasonable basis for any such claim. To the knowledge of the Company, the conduct of the respective businesses of each of Company and its Subsidiaries as currently conducted does not and will not infringe, misappropriate, misuse, interfere with or otherwise violate any Intellectual Property of any other person. Other than as disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum), since December 31, 2003, the Company has not received any notice of violation of or conflict with the Intellectual Property rights of any third person that would reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, no third person is infringing, misappropriating, misusing, interfering with or otherwise violating any Intellectual Property of the Company or any of its Subsidiaries. All Intellectual Property owned by the Company or its applicable Subsidiary that derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use has been maintained in confidence in accordance with protection procedures that are adequate for protection, and in accordance with procedures customarily used in the industry to protect rights of like importance. Neither the Company nor any Subsidiary has granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell the current products and services of the Company and the Subsidiaries or those products and services described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum), except for arrangements relating to the manufacture, assembly, sale and resale of the products of the Company and its Subsidiaries in the ordinary course of business.

            (ee) The Company and the Subsidiaries maintain insurance in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries, all of which insurance is in full force and effect, except where the failure to maintain such insurance could not reasonably be expected to have a Material Adverse Effect. There are no material claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability, has indicated that it intends to deny or is defending under a reservation of rights clause. The Company reasonably believes that it will be able to renew its existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of the business and the value of its properties at a cost that could not reasonably be expected to have a Material Adverse Effect.

            (ff) The Company has in effect insurance covering the Company, its directors and officers for liabilities or losses arising in connection with this Offering, including, without limitation, liabilities or losses arising under the Securities Act, the Exchange Act, and applicable foreign securities laws.

            (gg) Each of the Company and each Subsidiary has prepared and timely filed all material federal, state, foreign and other tax returns that are required to be filed by it and has paid or made provision for the payment of all material taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return). No deficiency assessment with respect to a proposed adjustment of the Company's or any Subsidiary' federal, state, local or foreign taxes is pending or, to the best of the Company's knowledge, threatened. The accruals and reserves on the books and records of the Company and the Subsidiaries in respect of tax liabilities for any taxable period not finally determined are adequate to meet any assessments and related liabilities for any such period and, since December 31, 2003, each of the Company and each Subsidiary has not incurred any liability for taxes other than in the ordinary course of its business. There is no tax Lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary.

            (hh) No labor disturbance by the employees of the Company or any Subsidiary exists or, to the best of the Company's knowledge, is imminent, and the Company is not aware (based solely on the actual knowledge of its Chief Executive Officer and General Counsel without any independent investigation), of any existing or imminent labor disturbances by the employees of any of its or any Subsidiary's principal suppliers, manufacturers', customers or contractors, which, in either case (individually or in the aggregate), could reasonably be expected to have a Material Adverse Effect.

            (ii) No "prohibited transaction" (as defined in either Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")), "accumulated funding deficiency" (as defined in Section 302 of ERISA) or other event of the kind described in
      Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan for which the Company or any Subsidiary would have any liability; each employee benefit plan for which the Company or any Subsidiary would have any liability is in compliance in all material respects with applicable law, including (without limitation) ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from any "pension plan"; and each plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

            (jj) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any Subsidiary (or, to the Company's knowledge, any other entity for whose acts or omissions the Company or any Subsidiary is or may be liable) upon any other property now or previously owned or leased by the Company or any Subsidiary, or upon any other property, which would be a material violation of or give rise to any material liability under any applicable law, rule, regulation, order, judgment, decree or permit relating to pollution or protection of human health and the environment ("Environmental Law") and neither the Company nor any Subsidiary (nor, to the Company's knowledge, any other entity for whose acts or omissions the Company or any Subsidiary is or may be liable) has engaged in any other conduct which has violated or could be expected to give rise to any material liability under any applicable Environmental Law. There has been no disposal discharge, emission or other release of any kind onto or affecting such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances in material violation of any Environmental Law with respect to which the Company or any Subsidiary has knowledge. Neither the Company nor any Subsidiary has agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for cleanup or remedial action. There is no pending or, to the best of the Company's knowledge, threatened administrative, regulatory, arbitral or judicial action, claim or notice of noncompliance or violation, investigation or proceedings relating to any Environmental Law against or affecting the Company or any Subsidiary.

            (kk) Neither the Company, or any Subsidiary nor, to the Company's knowledge, any employee or agent of the Company or any Subsidiary has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States of any jurisdiction thereof.

            (ll) Neither the Company nor any Subsidiary (i) is in violation of its certificate or articles of incorporation, bylaws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any Lien upon any of its property or assets pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation in any respect of any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case of clauses (ii) and (iii) above) violations or defaults that could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect and except (in the case of clause (ii) alone) for any Lien disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum).

            (mm) Except as described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum), none of the Company or any of the Subsidiaries is in default under any of the contracts described in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum), has received a notice or claim of any such default or has knowledge of any breach of such contracts by the other party or parties thereto, except such defaults or breaches as would not, individually or in the aggregate, have a Material Adverse Effect.

            (nn) Neither the Company nor any of its Subsidiaries has taken or will take any action that would cause this Agreement or the issuance or sale of the Securities to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date (and, if any Optional Notes are purchased, as of the Additional Closing Date).

            (oo) (i) Immediately after the consummation of the Offering, the fair value and present fair saleable value of the assets of the Company and the Subsidiaries will exceed the sum of their stated liabilities and identified contingent liabilities; and (ii) the Company and the Subsidiaries are not, nor will they be, after giving effect to the execution, delivery and performance of the Offering Documents and the consummation of the transactions contemplated thereby, (a) left with unreasonably small capital with which to carry on their businesses as is proposed to be conducted, (b) unable to pay their debts (contingent or otherwise) as they mature or (c) insolvent.

            (pp) No securities of the Company or any of the Subsidiaries are (i) of the same class (within the meaning of Rule 144A under the Securities
      Act) as the Notes and (ii) listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

            (qq) The statistical, industry-related and market-related data included in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum) are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

            (rr) The Company has not distributed and, prior to the later to occur of the (i) Closing Date (and, if any Optional Notes are purchased, the Additional Closing Date) and (ii) completion of the distribution of the Notes, will not distribute any offering material in connection with the offering and sale of the Notes other than the Preliminary Offering Memorandum and the Offering Memorandum.

            (ss) The certificates for the shares of Common Stock (including the Conversion Shares) conform to the requirements of the Nasdaq National Market and the Washington Business Corporation Act.

            (tt) The Company is in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002 that are effective and is actively taking steps to comply with other applicable provisions of the Sarbanes-Oxley Act of 2002 upon the effectiveness of such provisions.

            (uu) The Company has implemented the "disclosure controls and procedures" (as defined in Rules 13a-14(c) and 15d-14(c) of the Exchange
      Act) required in order for the Chief Executive Officer and Chief Financial Officer of the Company to engage in the review and evaluation process mandated by the Exchange Act. The Company's "disclosure controls and procedures" are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the specified time periods, and that all such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

            (vv) The section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Incorporated Documents complies in all material respects with the requirements applicable to that section under the Exchange Act, the rules and regulations thereunder and the guidance published by the Commission with respect to "Management's Discussion and Analysis of Financial Condition and Results of Operations."

            (ww) The Company's senior management and audit committee have reviewed and agreed with the selection, application and disclosure of critical accounting policies and have consulted with the Company's independent accountants with regard to such disclosure.

            (xx) Since the date of the filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2003, the Company's auditors and the audit committee of the board of directors of the Company (or persons fulfilling the equivalent function) have not been advised of (i) any significant deficiencies in the design or operation of internal controls which adversely affect the Company's ability to record, process, summarize and report financial data nor any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

            (yy) Since the date of the filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2003, the Company has reported in its Form 10-Q quarterly reports any changes in internal controls that were required to be disclosed in such reports. The Company has designed its internal controls over financial reporting to provide, and the Company believes that its internal controls over financial reporting are effective in providing, reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

            (zz) Except as disclosed in the Offering Memorandum (or, if the Offering Memorandum is not in existence, the Preliminary Offering Memorandum), there are no off-balance sheet arrangements, outstanding guarantees or other contingent obligations of the Company or any Subsidiary that could reasonably be expected to have a Material Adverse Effect.

            (aaa) No event or circumstance has occurred or arisen that could reasonably be expected to give rise to a requirement that the Company make additional disclosure on Form 8-K and has not been so disclosed.

            Any certificate signed by or on behalf of the Company and delivered to the Initial Purchaser or to counsel for the Initial Purchaser shall be deemed to be a representation and warranty by the Company to the Initial Purchaser as to the matters covered thereby.

      3. Purchase, Sale and Delivery of the Notes.

            (a) On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, at 96.25% of their principal amount, the Firm Notes.

            (b) In addition, on the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Initial Purchaser, to purchase up to $15,000,000 in aggregate principal amount of Optional Notes from the Company at the same price as the purchase price to be paid by the Initial Purchaser for the Firm Notes, plus accrued interest, if any, from the Closing Date to the Additional Closing Date (as hereinafter defined). The option granted hereunder may be exercised at any time, on or before the thirtieth day following the date of the Offering Memorandum upon notice by the Initial Purchaser to the Company, which notice may be given from time to time on one or more occasions. Such notice shall set forth (i) the amount (which shall be an integral multiple of $1,000 in aggregate principal amount at issuance) of Optional Notes as to which the Initial Purchaser is exercising the option and (ii) the time, date and place at which such Optional Notes will be delivered (which time and date may be simultaneous with, but not earlier than, the Closing Date (as defined in Section 3(c) below) and in such case, the term "Closing Date" shall refer to the time and date of delivery of the Firm Notes and the Optional Notes). Such time and date of delivery, if subsequent to the Closing Date, is called the "Additional Closing Date." The Additional Closing Date must be not later than eight full business days after the date the Initial Purchaser exercises the option, with the actual date determined by the Initial Purchaser. The Initial Purchaser may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

            (c) One or more certificates in definitive form for the Firm Notes that the Initial Purchaser has agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchaser requests upon notice to the Company at least 48 hours prior to the Closing Date, shall be delivered by or on behalf of the Company, against payment by or on behalf of the Initial Purchaser of the purchase price therefor by wire transfer of immediately available funds to the account of the Company previously designated by it in writing. Such delivery of and payment for the Firm Notes shall be made at 10:00 a.m., New York time, on December 6, 2004, or at such date as the Initial Purchaser and the Company may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." The Company will make such certificate or certificates for the Notes available for inspection by the Initial Purchaser at the offices in Menlo Park, California of Latham & Watkins LLP at least 24 hours prior to the Closing Date.

            (d) Delivery to the Initial Purchaser of and payment for the Optional Notes shall be made on the Closing Date, if the Optional Notes are delivered simultaneously with the Firm Notes, or otherwise on the Additional Closing Date in the same manner and in the same office and at the same time of days as payment for the Firm Notes.

      4. Offering by the Initial Purchaser. The Initial Purchaser proposes to make an offering of the Notes at the price and upon the terms set forth in the Offering Memorandum as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchaser is advisable.

      5. Certain Covenants. For purposes of this Section 5, "Closing Date" shall refer to the Closing Date for the Firm Notes and any Additional Closing Date for the Optional Notes. The Company covenants and agrees with the Initial Purchaser that:

            (a) The Company will not amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum or any amendment or supplement thereto of which the Initial Purchaser shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchaser shall not have given its consent (which consent shall not be unreasonably withheld). The Company will promptly, upon the reasonable request of the Initial Purchaser or counsel to the Initial Purchaser, make any amendments or supplements to the Offering Memorandum that may be reasonably necessary or advisable in connection with the resale of the Notes by the Initial Purchaser.

            (b) The Company will cooperate with the Initial Purchaser in arranging for the qualification or exemption of the Notes for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Initial Purchaser may designate and will continue such qualifications and exemptions in effect for as long as may be necessary to complete the distribution of the Notes by the Initial Purchaser; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or to take any other action that would subject it to general service of process or to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

            (c) If, at any time prior to the completion of the resale by the Initial Purchaser of the Notes, any event shall occur as a result of which it is necessary, in the opinion of counsel for the Initial Purchaser, to amend or supplement the Offering Memorandum in order to make such Offering Memorandum not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if for any other reason it shall be necessary to amend or supplement the Offering Memorandum in order to comply with applicable laws, rules or regulations, the Company shall (subject to Section 5(a)) forthwith amend or supplement such Offering Memorandum at its own expense so that, as so amended or supplemented, such Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading and will comply with all applicable laws, rules or regulations.

            (d) The Company will, without charge, provide to the Initial Purchaser and to counsel to the Initial Purchaser as many copies of each of the Preliminary Offering Memorandum and Offering Memorandum or any amendment or supplement thereto as the Initial Purchaser or its counsel may reasonably request.

            (e) During the period of five years from the Closing Date, the Company will furnish to the Initial Purchaser (a) as soon as available, a copy of each report and other communication (financial or otherwise) of the Company mailed to the Trustee or the holders of the Notes, stockholders or any national securities exchange on which any class of securities of the Company may be listed other than materials filed with the Commission and (b) from time to time such other information concerning the Company and the Subsidiaries as the Initial Purchaser may reasonably request.

            (f) If this Agreement shall terminate or shall be terminated after execution because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Initial Purchaser for all reasonable out-of-pocket expenses (including fees and expenses of counsel for the Initial Purchaser) incurred by you in connection herewith.

            (g) The Company will apply the net proceeds from the sale of the Notes materially as set forth under "Use of Proceeds" in the Offering Memorandum.

            (h) None of the Company or any of its respective Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Securities Act) which could be integrated with the sale of the Notes in a manner which would require the registration under the Securities Act of the Notes.

            (i) For so long as any of the Notes remain outstanding and constitute "restricted" securities within the meaning of Rule 144(a)(3) under the Securities Act, the Company will not, and will not permit any of the Subsidiaries to, solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

            (j) For so long as any of the Notes remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act and not able to be sold in their entirety under Rule 144 under the Securities Act (or any successor provision), the Company will make available, upon request, to any seller of such Notes the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

            (k) The Company will not, and will not permit any of its Subsidiaries to resell any of the Notes that have been reacquired by any of them.

            (l) The Company will not take any action prohibited by Regulation M under the Exchange Act, in connection with the distribution of the Securities contemplated hereby.

            (m) The Company will (i) permit the Notes to be included for quotation on the PORTAL Market and (ii) permit the Notes to be eligible for clearance and settlement through The Depository Trust Company.

            (n) The Company will use its best efforts to list the Conversion Shares for quotation on the Nasdaq National Market as promptly as practicable but in no event later than the time that the Registration Statement is declared effective in accordance with the Registration Rights Agreement.

            (o) The Company will, at all times, reserve and keep available, free of preemptive rights, enough shares of Common Stock for the purpose of enabling the Company to satisfy its obligations to issue the Conversion Shares upon conversion of the Notes in full.

            (p) During the period of ninety (90) days from the date of the Offering Memorandum, without the prior written consent of the Initial Purchaser, the Company (i) will not, directly or indirectly, issue, offer, sell, agree to issue, offer or sell, solicit offers to purchase, grant any call option, warrant or other right to purchase, purchase any put option or other right to sell, pledge, borrow or otherwise dispose of any Relevant Security, or make any announcement of any of the foregoing, (ii) will not establish or increase any "put equivalent position" or liquidate or decrease any "call equivalent position" (in each case within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder) with respect to any Relevant Security, and (iii) will not otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration, other than the sale of Notes as contemplated by this Agreement, the issuance of the Conversion Shares, and the Company's issuance of (i) up to 656,933 shares of Common Stock upon the exchange of those certain exchangeable securities issued in connection with the acquisition of OctigaBay Systems Corporation and outstanding on the date hereof; (ii) shares of Common Stock upon the exercise of currently outstanding options; (iii) up to 5,439,850 shares of Common Stock upon the exercise of currently outstanding warrants; (iv) the grant of any additional options and the issuance of shares of Common Stock upon the exercise of any such options under, or the issuance and sale of shares pursuant to, stock option plans in effect on the date hereof, (v) the issuance of any shares of Common Stock pursuant to the Company's employee stock purchase plan, and (vi) the issuance of any shares of Common Stock as matching contributions under the Company's 401(K) savings plan, each as described in the Offering Memorandum. The Company will not file a registration statement under the Securities Act in connection with any transaction by the Company or any person that is prohibited pursuant to the foregoing, except for (i) the Company's filing of registration statements pursuant to the Registration Rights Agreement, (ii) registration statements on Form S-8 relating to employee benefit plans or on Form S-4 relating to corporate reorganizations or other transactions under Rule 145, and (iii) the Company's filing of any prospectuses, prospectus supplements or post-effective amendments relating to the resale of securities pursuant to those certain resale Registration Statements on Form S-3 filed by the Company prior to the date of this Agreement and available on EDGAR.

            (q) The Company will do and perform all things required to be done and performed by it under this Agreement and the other Offering Documents prior to or after the Closing Date and will use its best efforts to satisfy all conditions precedent on its part to the obligations of the Initial Purchaser to purchase and accept delivery of the Notes.

            6. Expenses. Whether or not the Offering is consummated or this Agreement is terminated (pursuant to Section 12 or otherwise), the Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by the Company of its obligations hereunder: (i) the negotiation, preparation, printing, typing, reproduction, execution and delivery of this Agreement and of the other Offering Documents, any amendment or supplement to or modification of any of the foregoing and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith; (ii) the preparation, printing or reproduction of each Preliminary Offering Memorandum, the Offering Memorandum and each amendment or supplement to any of them; (iii) the delivery (including postage, air freight charges and charges for counting and packaging) of such copies of each Preliminary Offering Memorandum, the Offering Memorandum and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Notes; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Notes and the Conversion Shares, including any stamp taxes in connection with the original issuance and sale of the Securities and trustees' fees; (v) the reproduction and delivery of this Agreement and the other Offering Documents, the preliminary and supplemental "Blue Sky" memoranda and all other agreements or documents reproduced and delivered in connection with the offering of the Securities; (vi) the exemption from, or registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including filing fees and the reasonable fees, expenses and disbursements of counsel to the Initial Purchaser relating to such registration and qualification); (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to and related communications with prospective purchasers of the Notes; (viii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel, if any) for the Company; (ix) fees and expenses of the Trustee including fees and expenses of its counsel; (x) all expenses and listing fees incurred in connection with the application for quotation of the Notes on the PORTAL Market; (xi) all expenses and listing fees incurred in connection with the application for listing for quotation of the Conversion Shares on the Nasdaq National Market; (xii) all expenses incurred in connection with the performance of the Company's obligations under the Registration Rights Agreement; and (xiii) any fees charged by investment rating agencies for the rating of the Notes.

            7. Conditions of the Initial Purchaser's Obligations. For purposes of this Section 7, "Closing Date" shall refer to the Closing Date for the Firm Notes and any Additional Closing Date for the Optional Notes. The obligations of the Initial Purchaser to purchase and pay for the Notes are subject to the absence from any certificates, opinions, written statements or letters furnished to the Initial Purchaser pursuant to this Section 7 of any misstatement or omissions and to the following additional conditions unless waived in writing by the Initial Purchaser:

                  (i) The Initial Purchaser shall have received an opinion of counsel in form and substance satisfactory to the Initial Purchaser and Latham & Watkins LLP, counsel to the Initial Purchaser, dated the Closing Date, of Stoel Rives LLP, counsel to the Company, substantially in the form of Exhibit B hereto.

                  (ii) The Initial Purchaser shall have received an opinion of counsel in form and substance satisfactory to the Initial Purchaser and Latham & Watkins LLP, counsel to the Initial Purchaser, dated the Closing Date of the General Counsel to the Company, substantially in the form of Exhibit C hereto.

                  (iii) The Initial Purchaser shall have received an opinion, dated the Closing Date, of Latham & Watkins LLP, counsel to the Initial Purchaser, with respect to the sufficiency of certain legal matters relating to this Agreement and such other related matters as the Initial Purchaser may require.

                  (iv) The Initial Purchaser shall have received from Deloitte & Touche LLP, independent public accountants for the Company, a "comfort" letter dated the date hereof and the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser and Latham & Watkins LLP, counsel to the Initial Purchaser, in the form of the draft previously provided to the Initial Purchaser.

                  (v) The Initial Purchaser shall have received from each of the officers and directors listed on Schedule 1 hereto an executed Lock-Up Agreement in substantially in the form of Exhibit D hereto.

                  (vi) All of the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Closing Date; the Company shall have complied with or performed in all material respects all agreements and satisfied all conditions on its part to be complied with, performed or satisfied hereunder at or prior to the Closing Date.

                  (vii) None of the issuance and sale of the Securities pursuant to this Agreement or any of the transactions contemplated by any of the other Offering Documents shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued; and there shall not have been any legal action, statute, order, decree or other administrative proceeding enacted, instituted or threatened against the Company or against the Initial Purchaser relating to the issuance of the Securities or the Initial Purchaser's activities in connection therewith or any other transactions contemplated by this Agreement or the Offering Memorandum, or the other Offering Documents.

                  (viii) Subsequent to the date of this Agreement and since the date of the most recent financial statements in the Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof), there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the general affairs, management, business, condition (financial or other), properties, prospects or results of operations of the Company or any of the Subsidiaries, not contemplated by the Offering Memorandum that is, in the judgment of the Initial Purchaser, so material and adverse as to make it impracticable or inadvisable to proceed with the offering of the Securities on the terms and in the manner contemplated by the Offering Documents, or (ii) any event or development relating to or involving the Company or any of the Subsidiaries, or any of their respective officers or directors that makes any statement made in the Offering Memorandum untrue in any material respect or that, in the opinion of the Company and its counsel or the Initial Purchaser and its counsel, require the making of any addition to or change in the Offering Memorandum in order to state a material fact required by any applicable law, rule or regulation to be stated therein or necessary in order to make the statements made therein not misleading.

                  (ix) The Initial Purchaser shall have received certificates, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (in their capacities as such), to the effect that:

                        a. All of the representations and warranties of the
            Company set forth in this Agreement are true and correct as if made on and as of the Closing Date and, as of the Closing Date all agreements, conditions and obligations of the Company to be performed, satisfied or complied with hereunder on or prior to the Closing Date have been duly performed, satisfied or complied with.

                        b. The issuance and sale of the Notes pursuant to this
            Agreement or the Offering Memorandum and the consummation of the transactions contemplated by the Offering Documents have not been enjoined (temporarily or permanently) and no restraining order or other injunctive order has been issued and there has not been any legal action, order, decree or other administrative proceeding instituted or, to such officers' knowledge, threatened against the Company relating to the issuance of the Securities or the Initial Purchaser's activities in connection therewith or in connection with any other transactions contemplated by this Agreement or the Offering Memorandum or the other Offering Documents.

                        c. Subsequent to the date of this Agreement and since
            the date of the most recent financial statements in the Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof), there has not occurred (i) any change, or any development involving a prospective change, in or affecting the general affairs, management, business, condition (financial or other), properties, prospects or results of operations of the Company or any of the Subsidiaries, not contemplated by the Offering Memorandum, or (ii) any event or development relating to or involving the Company or any of the Subsidiaries, or any of their respective officers or directors that makes any statement made in the Offering Memorandum untrue or that requires the making of any addition to or change in the Offering Memorandum in order to state a material fact required by any applicable law, rule or regulation to be stated therein or necessary in order to make the statements made therein not misleading.

                        d. At the Closing Date and after giving effect to the
            consummation of the transactions contemplated by the Offering Documents, there exists no Default or Event of Default (as each such term is defined in the Indenture).

                  (x) Each of the Offering Documents and each other agreement or instrument executed in connection with the transactions contemplated thereby shall be reasonably satisfactory in form and substance to the Initial Purchaser and shall have been executed and delivered by all the respective parties thereto and shall be in full force and effect, and there shall have been no material amendments, alterations, modifications or waivers of any provision thereof since the date of this Agreement.

                  (xi) All proceedings taken in connection with the issuance of the Notes and the transactions contemplated by this Agreement, the other Offering Documents and all documents and papers relating thereto shall be reasonably satisfactory to the Initial Purchaser and counsel to the Initial Purchaser. The Initial Purchaser and counsel to the Initial Purchaser shall have received copies of such papers and documents as they may reasonably request in connection therewith, all in form and substance reasonably satisfactory to them.

                  (xii) The Notes shall have been approved for trading on The PORTAL Market.

                  (xiii) Since the date of this Agreement, there shall not have been any announcement by any "nationally recognized statistical rating organization," as defined for purposes of Rule 436(g) under the Securities Act, that (A) it is downgrading its rating assigned to any debt securities of the Company, or (B) it is reviewing its rating assigned to any debt securities of the Company with a view to possible downgrading, or with negative implications, or direction not determined.

                  (xiv) On or before the Closing Date, the Initial Purchaser shall have received the Registration Rights Agreement executed by the Company and such agreement shall be in full force and effect.

                  (xv) The Company shall have furnished or caused to be furnished to the Initial Purchaser such further certificates and documents as the Initial Purchaser shall have reasonably requested.

                  (xvi) At the Closing Date, the Company and the Trustee shall have entered into the Indenture and the Initial Purchaser shall have received counterparts, conformed as executed, thereof and the Notes shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

                  (xvii) The Company shall have delivered to the Initial Purchaser a copy of the consent obtained by the Company from Wells Fargo Bank, N.A., with respect to the issuance and sale by the Company of the Notes, in form and substance reasonably satisfactory to the Initial Purchaser.

            All such opinions, certificates, letters, schedules, documents or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchaser and counsel to the Initial Purchaser. The Company shall furnish to the Initial Purchaser such conformed copies of such opinions, certificates, letters, schedules, documents and instruments in such quantities as the Initial Purchaser shall reasonably request.

            8. Indemnification.

            (a) The Company shall to indemnify and hold harmless (i) the Initial Purchaser, (ii) each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (iii) the respective officers, directors, partners, employees, representatives and agents of the Initial Purchaser or any controlling person, from and against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Preliminary Offering Memorandum or the Offering Memorandum, or in any supplement thereto or amendment thereof, or (B) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Securities, including any road show or investor presentations made to investors by the Company (whether in person or electronically) ("Marketing Materials"), or (ii) the omission or alleged omission to state in the Preliminary Offering Memorandum or the Offering Memorandum, or in any supplement thereto or amendment thereof, or in any Marketing Materials, a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchaser expressly for use therein. The parties acknowledge and agree that such information provided by or on behalf of the Initial Purchaser consists solely of the material identified in Section 16 hereof. This indemnity agreement will be in addition to any liability that the Company may otherwise have, including under this Agreement.

            (b) The Initial Purchaser shall indemnify and hold harmless (i) the Company, (ii) each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and (iii) the officers, directors, partners, employees, representatives and agents of the Company, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchaser expressly for use therein; provided, however, that in no case shall the Initial Purchaser be liable or responsible for any amount in excess of the discounts and commissions received by the Initial Purchaser. The parties acknowledge and agree that such information provided by or on behalf of the Initial Purchaser consists solely of the material identified in Section 16 hereof. This indemnity will be in addition to any liability that the Initial Purchaser may otherwise have, including under this Agreement.

            (c) Notices of Claims, Etc. Promptly after receipt by an indemnified party under subsection (a) or (b), above, of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this subsection. If any such claim or action shall be brought against an indemnified party, and it notifies the indemnifying party thereof, the indemnifying party shall be entitled to participate, at its own expense in the defense of such action, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from the indemnified party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 5 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and its respective directors, employees, officers and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party against the indemnifying party under this subsection if (1) employment of such counsel has been authorized in writing by the indemnifying party, or (2) such indemnifying party shall not have employed counsel to have charge of the defense of such proceeding within 30 days of the receipt of notice thereof, or (3) the indemnifying party does not diligently defend such claim or action after assumption of the defense or (4) such indemnified party shall have reasonably concluded that the representation of such indemnified party and those directors, employees, officers and controlling persons by the same counsel representing the indemnifying party would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them or where there may be one or more defenses available to them that are different from, additional to or in conflict with those available to the indemnifying party, and in any such event ((1), (2), (3) or (4)) the fees and expenses of such separate counsel shall be paid by the indemnifying party as incurred. It is understood that the indemnifying party shall not be liable for the fees and expenses of more than one separate firm (in addition to local counsel in each jurisdiction) for all indemnified parties in connection with any proceeding or related proceedings. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 8 or Section 9 hereof (whether or not the indemnified party or parties are actual or potential parties thereto) unless (x) such settlement, compromise or judgment (i) includes an unconditional release of such indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

         9. Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable or insufficient to hold harmless an indemnified party under Section 8 above, then the Company, on the one hand, and the Initial Purchaser, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, liabilities, claims, damages and expenses suffered by the Company, any contribution received by the Company from persons, other than the Initial Purchaser, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to which the Company and the Initial Purchaser may be subject, in (i) such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchaser, on the other hand, from the offering of the Notes, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchaser, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the

Company, on the one hand, and the Initial Purchaser, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering of the Notes (net of discounts but before deducting expenses) received by the Company bear to the discounts and commissions received by the Initial Purchaser, respectively. The relative fault of the Company, on the one hand, and the Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 9,
(i) in no case shall the Initial Purchaser be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Notes purchased by the Initial Purchaser pursuant to this Agreement exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, (A) each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchaser and (B) the respective officers, directors, partners, employees, representatives and agents of the Initial Purchaser or any controlling person shall have the same rights to contribution as the Initial Purchaser and (1) each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company and (2) the officers, directors, employees, representatives and agents of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 9. No party shall be liable for contribution with respect to any action or claim settled without its prior written consent, provided that such written consent was not unreasonably withheld. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         10. Offering of Securities; Restrictions on Transfer. The Initial Purchaser represents and warrants as to itself only that it is a QIB. The Initial Purchaser agrees with the Company as to itself only that (i) it has not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and (ii) it has and will solicit offers for the Securities only from, and will offer the Securities only to, persons within the United States whom the Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchaser that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and, in each case, in transactions under Rule 144A.

         11. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers and the Initial Purchaser set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Initial Purchaser or any controlling person referred to in Sections 8 and 9 hereof and (ii) delivery of and payment for the Notes, and shall be binding upon and shall inure to the benefit of, any successors, assigns, heirs, personal representatives of the Company, the Initial Purchaser and indemnified parties referred to in Section 8 hereof. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 8, 9, 11 and 12 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

         12. Termination. (a) This Agreement may be terminated in the sole discretion of the Initial Purchaser by notice to the Company given in the event that the Company has failed, refused or been unable to satisfy all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date or if, at or prior to the Closing Date or at or prior to the Additional Closing Date, as the case may be:

                  (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Initial Purchaser will in the immediate future materially disrupt, the market for the Company's securities or securities in general;

                  (ii) trading on the New York Stock Exchange or the Nasdaq National Market, shall have been suspended or made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange or the Nasdaq National Market, or by order of the Commission or other regulatory body or governmental authority having jurisdiction;

                  (iii) a banking moratorium has been declared by any state or federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred;

                  (iv) (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States, or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the judgment of the Initial Purchaser, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Notes or the Optional Notes, as the case may be, on the terms and in the manner contemplated by the Offering Memorandum; or

                  (v) any debt securities of the Company shall have been downgraded or placed on any "watch list" for possible downgrading by any "nationally recognized statistical rating organization" as defined for purposes of Rule 436(g) under the Securities Act.

            (b) Subject to paragraph (c) below, termination of this Agreement pursuant to this Section 12 shall be without liability of any party to any other party except as provided in Section 11 hereof.

            (c) If this Agreement shall be terminated pursuant to any of the provisions hereof, or if the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchaser set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Initial Purchaser, reimburse the Initial Purchaser for all out-of-pocket expenses (including the fees and expenses of its counsel), incurred by the Initial Purchaser in connection herewith.

         13. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchaser, shall be hand delivered, mailed by first-class mail, couriered by next-day air courier or telecopied and confirmed in writing to Bear Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179,
Attention: Stephen Parish, Equity Capital Markets, and with a copy to Latham & Watkins LLP, 135 Commonwealth Drive, Menlo Park, California 94025-1105,
Attention: Alan C. Mendelson and William Davisson. If sent to the Company, shall be delivered, mailed, couriered or telecopied and confirmed in writing, to Cray Inc., 411 First Avenue South, Suite 600, Seattle, Washington 98104-2860,
Attention: Kenneth W. Johnson, Senior Vice President and General Counsel, and with a copy to Stoel Rives LLP, 600 University Street, Suite 3600, Seattle, Washington 98101, Attention: L. John Stevenson, Jr.

         14. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 8 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchaser contained in Section 8 of this Agreement shall also be for the benefit of the directors of the Company, its officers, employees and agents and any person or persons who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. No purchaser of Notes from the Initial Purchaser will be deemed a successor because of such purchase.

         15. No Waiver; Modifications in Writing. No failure or delay on the part of the Company or the Initial Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Initial Purchaser at law or in equity or otherwise. No waiver of or consent to any departure by the Company or the Initial Purchaser from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof; provided that notice of any such waiver shall be given to each party hereto as set forth above. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Initial Purchaser. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Initial Purchaser from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

         16. Information Supplied by the Initial Purchaser. The statements set forth in the third paragraph, fourth sentence of the tenth paragraph and eleventh paragraph under the heading "Plan of Distribution" constitute the only information furnished by the Initial Purchaser to the Company for purposes of Sections 2(a), 8(a) and 8(b) hereof.

         17. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAW.

                [Remainder of this Page Intentionally Left Blank]

         18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and the Initial Purchaser.

                                Very truly yours,

                                Cray Inc.

                                a Washington corporation

                                     /s/ Kenneth W. Johnson

                                      By:_______________________________________
                                         Name: Kenneth W. Johnson
                                         Title: Senior Vice President, General
                                                Counsel, Chief Financial Officer
                                                and Corporate Secretary

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

BEAR, STEARNS & CO. INC.

    /s/ Paul S. Rosica
By: ________________________________
    Name: Paul S. Rosica
    Title: Senior Managing Director

                                                                     Exhibit 1.1

                                                                      Schedule 1

        Name                                          Title
        ----                                          -----
James E. Rottsolk                  Chief Executive Officer, President and
                                   Chairman of the Board of Directors
Burton J. Smith                    Chief Scientist and Director
Daniel J. Evans                    Director
Kenneth W. Kennedy, Jr.            Director
Stephen C. Kiely                   Director
Frank L. Lederman                  Director
Sally G. Narodick                  Director
Daniel C. Regis                    Director
Stephen C. Richards                Director
Christopher Jehn                   Vice President
Kenneth W. Johnson                 Senior Vice President, General Counsel, Chief
                                   Financial Officer and Corporate Secretary
David R. Kiefer                    Senior Vice President
Ly-Huong T. Pham                   Senior Vice President
Peter J. Ungaro                    Senior Vice President

* Note: List shall also include those spouses, family members, trusts, partnerships, etc. through which the above individuals hold securities.

                                                                     Exhibit 1.1

                                                                       Exhibit A

                                    CRAY INC.
                           PARENT & SUBSIDIARIES LIST

    PARENT/SUBSIDIARY NAME                                   DATE FORMED         COUNTRY/STATE
    ----------------------                                   -----------         -------------
Cray Inc.                                                     12/07/87       U.S./Washington State
Cray Federal Inc.                                             11/03/00       U.S./Washington
New Technology Endeavors, Inc.                                05/02/03       U.S./Washington
Cray Australia Pty Ltd.                                       03/23/00       Australia
Cray Brazil, Inc.                                             08/25/00       U.S./Washington State
Cray Computadores do Brasil Ltda.                             11/17/00       Brazil
Cray Canada Inc.                                              07/17/02       Canada
Cray Canada (Washington), Inc.                                03/17/00       U.S./Washington State
Cray Canada Corp./Societe Cray Canada                         03/20/00       Canada, Nova Scotia
Cray China Limited                                            08/07/00       China
Cray Computer Finland Oy                                      06/20/00       Finland
Cray Computer SAS                                             04/03/00       France
Cray Computer Deutschland GmbH                                03/31/00       Germany
Cray Supercomputers (Israel) Ltd.                             09/16/01       Israel
Cray Italy S.r.l                                              07/12/00       Italy
Cray Japan, Inc.                                              03/17/00       U.S./Washington State
Cray Japan, Inc. (Branch)                                                    Japan
Cray Korea, Inc.                                              03/17/00       U.S./Washington State
Cray Korea, Inc. (Branch)                                                    South Korea
Cray Netherlands B.V.                                         06/23/00       Netherlands
Cray Computer South Africa (Proprietary) Limited              02/23/00       South Africa
Cray Computer Spain, S.L.                                     03/30/00       Spain
Cray-Tera Sweden AB                                           03/03/99       Sweden
Cray Computer GmbH                                            04/05/00       Switzerland
Cray Taiwan, Inc.                                             04/05/01       U.S./Washington State
Cray U.K. Limited                                             03/07/00       United Kingdom
3084316 Nova Scotia Limited                                   02/10/04       Canada, Nova Scotia
3084317 Nova Scotia Limited                                   02/10/04       Canada, Nova Scotia

                                                                     Exhibit 1.1

                                                                       Exhibit B

                       Form of Opinion of Stoel Rives LLP

         1. Each of the Company and Cray Federal Inc. (the "Subsidiary") is a corporation duly organized and validly existing under Washington law, with the necessary corporate power and corporate authority to own its properties and conduct its business as described in the Offering Memorandum.

         2. The Company has an authorized capitalization as set forth in the Offering Memorandum.

         3. The Company has the necessary corporate power and corporate authority to execute and deliver the Purchase Agreement and the Registration Rights Agreement and to perform its obligations thereunder; each of the Purchase Agreement and the Registration Rights Agreement has been duly and validly authorized, executed and delivered by the Company; the Registration Rights Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity); and
(iii) any rights to indemnity or contribution hereunder may be limited by federal or state securities laws and public policy considerations ((i); (ii) and (iii) collectively, the "Enforceability Exceptions").

         4. The Notes have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of the Purchase Agreement, will be legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except that the enforcement thereof may be limited by the Enforceability Exceptions, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement, in each case subject to the conditions and qualifications expressed therein.

         5. The Conversion Shares reserved for issuance upon conversion of the Notes have been duly authorized and reserved and, when issued upon conversion of the Notes in accordance with the terms of the Notes, will be validly issued, fully paid and non-assessable, and the issuance of the Conversion Shares will not be subject to any preemptive or similar rights under (i) the Company's articles of incorporation or bylaws, as currently in force, or (ii) the Washington Business Corporation Act, as currently enacted.

         6. The Company has the necessary corporate power and corporate authority to execute and deliver the Indenture and perform its obligations thereunder; the execution and delivery of the Indenture has been duly and validly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery by the Trustee) constitutes a valid and binding instrument of the Company enforceable in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Exceptions.

         7. Each of the Indenture, the Registration Rights Agreement and the Securities conform in all material respects to the description thereof contained in the Offering Memorandum.

         8. No consent, approval, authorization or qualification of or with any federal or state court, governmental agency or body is required for the issuance and sale of the Notes and the issuance of the Conversion Shares as provided in the Indenture, the execution and delivery by the Company of the Purchase Agreement, the Registration Rights Agreement or the Indenture, the consummation by the Company of the transactions contemplated thereby or the performance by the Company of its obligations thereunder, except for (i) such as shall be obtained under the Securities Act with respect to the Company's obligations under the Registration Rights Agreement, (ii) such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Securities (as to which such counsel expresses no opinion), and (iii) such as are required by the rules and regulations of the NASD.

         9. To such counsel's knowledge, there are no judicial, regulatory or other legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject that are required to be described in the Offering Memorandum and are not so described and, to such counsel's knowledge, no such proceedings are threatened by governmental authorities or others.

         10. Assuming (i) the representations of the Initial Purchaser and the Company contained in the Purchase Agreement are true and correct, (ii) compliance by the Initial Purchaser and the Company with its respective covenants set forth in the Purchase Agreement and (iii) the accuracy of the representations and warranties made in accordance with the Purchase Agreement and the Offering Memorandum by purchasers to whom the Initial Purchaser initially resells the Notes, it is not necessary, solely in connection with the offer, sale and delivery of the Notes to the Initial Purchaser pursuant to the Purchase Agreement or the initial resale of the Notes by the Initial Purchaser to "qualified institutional buyers" (as such term is defined in Rule 144A under the Securities Act), in the manner contemplated by the Purchase Agreement and described in the Offering Memorandum, to register the Securities under the Securities Act of 1933, as amended, or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

         11. The Company is not and, immediately after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Offering Memorandum will not be, required to register as an "investment company" as defined in the Investment Company Act of 1940, as amended.

         12. When the Notes are issued and delivered by the Company pursuant to the Purchase Agreement, none of the Notes will be of the same class (within the meaning of

Rule 144A under the Securities Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

         13. The statements in the Offering Memorandum under the captions "Description of the Notes," "Description of Capital Stock," and "Transfer Restrictions," insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, and the "Plan of Distribution" insofar as such statements summarize the lockup agreement, fairly present the information called for with respect to such legal matters, documents or proceedings in all material respects.

         14. The statements in the Offering Memorandum under the caption "Certain U.S. Federal Income Tax Considerations," and "Certain ERISA Consideration," (i) insofar as such statements constitute descriptions of provisions of law are correct in all material respects, and (ii) insofar as such statements reflect legal conclusions, are reasonably based on law and legal precedent.

         15. Each document incorporated by reference in the Offering Memorandum (except for the financial statements and related schedules included therein as to which such counsel need express no opinion) complied as to form when filed with the Commission in all material respects with the applicable provisions of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

         In addition, such opinion shall also contain a statement that based on such counsel's participation in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and representatives of the Initial Purchaser at which the contents of the Offering Memorandum and related matters were discussed, but without independent check or verification of the accuracy, completeness or fairness of the Offering Memorandum (except for the matters described in paragraphs 13 and 14 above), no facts have come to the attention of such counsel that have caused such counsel to believe that the Offering Memorandum (including the documents incorporated by reference therein), as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other financial data included or incorporated by reference therein).

         Such counsel may assume that New York law is the same as Washington law for the purposes of this opinion. For the opinion in paragraph 13 above, such counsel may rely on an opinion of Canadian counsel as to the portion of the "Description of Capital Stock" set forth under the caption "Exchangeable Stock" in the Offering Memorandum.

                                                                       Exhibit C

              Form of Opinion of the General Counsel of Cray Inc.

         1. Each of the Company and Cray Federal Inc. (the "Subsidiary") is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a Material Adverse Effect.

         2. All of shares of Common Stock outstanding on the date of the Offering Memorandum have been duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights under (i) the Company's articles of incorporation or bylaws, (ii) the Washington Business Corporation Act or, (iii) to such counsel's knowledge, the terms or provisions of any material document, agreement or other instrument to which the Company is a party.

         3. To such counsel's knowledge, except as described in the Offering Memorandum, there are (i) no outstanding securities of the Company convertible into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company, (ii) no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or any other instruments or agreements of any character obligating the Company to issue any shares of its capital stock or any securities convertible into or evidencing the right to purchase or subscribe for any shares of such stock, and (iii) no agreements or understandings with respect to the voting, sale or transfer of any shares of capital stock of the Company to which the Company is a party.

         4. All of the outstanding shares of capital stock or other equity securities of the Subsidiary are owned of record and beneficially, directly or indirectly, by the Company, free and clear of all liens and limitations on voting rights, except for the security interest in favor of Wells Fargo Bank, N.A., and are duly authorized, validly issued, fully paid and non-assessable, and have not been issued in violation of any preemptive or similar rights under
(i) the articles of incorporation and bylaws of the Subsidiary, (ii) the Washington Business Corporation Act, or (iii) to such counsel's knowledge, the terms or provisions of any material document, agreement or other instrument to which the Subsidiary is a party.

         5. To such counsel's knowledge, there are (i) no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or other instruments or agreements of any character obligating the Company or the Subsidiary to issue any shares of capital stock of the Subsidiary or any securities convertible into or evidencing the right to purchase or subscribe for any shares of such stock, and (ii) no agreements or understandings with respect to the voting, sale or transfer of any shares of capital stock of the Subsidiary. To such counsel's knowledge, there are no outstanding contractual obligations of the Company or the Subsidiary to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests of the Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in the Subsidiary or any other entity.

         6. To such counsel's knowledge, the issuance of the Conversion Shares will not be subject to any preemptive or similar rights under the terms or provisions of any material document, agreement or other instrument to which the Company is a party.

         7. To such counsel's knowledge, there are no judicial, regulatory or other legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject that are required to be described in the Offering Memorandum and are not so described and, to such counsel's knowledge, no such proceedings are threatened by governmental authorities or others.

         8. The execution and delivery by the Company of the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Notes and the performance by the Company of its obligations thereunder do not and will not (i) to such counsel's knowledge, result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or any other agreement, instrument, franchise, license or permit to which the Company or any of its subsidiaries is a party or by which any of the Company or any of its subsidiaries or their respective properties or assets may be bound, other than under agreements with Wells Fargo Bank, N.A., as to which all necessary consent has been obtained by the Company,
(ii) violate any provision of the articles of incorporation or by-laws of the Company or the Subsidiary, or (iii) to such counsel's knowledge, violate any judgment, decree, order, statute, rule or regulation of any court or any judicial, regulatory or other legal or governmental agency or body applicable to the Company or any of its subsidiaries or any of their respective businesses, properties or assets, except (in the case of clauses (i) and (iii) above) as could not reasonably be expected to have a Material Adverse Effect.

In addition, such opinion shall also contain a statement that based on such counsel's participation in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and representatives of the Initial Purchaser at which the contents of the Offering Memorandum and related matters were discussed, but without independent check or verification of the accuracy, completeness or fairness of the Offering Memorandum, no facts have come to the attention of such counsel that have caused such counsel to believe that the Offering Memorandum (including the documents incorporated by reference therein), as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other financial data included or incorporated by reference therein).

                                                                       Exhibit D

                           Form of Lock-Up Agreement

                                     [Date]

Bear, Stearns & Co. Inc.
as Representative of the several Initial Purchasers referred to below c/o Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York 10179
Attention: Equity Capital Markets

                          Cray Inc. Lock-Up Agreement

Ladies and Gentlemen:

         This letter agreement (this "Agreement") relates to the proposed offering (the "Offering") by Cray Inc., a Washington corporation (the "Company"), of convertible notes (the "Notes") in an aggregate principal amount of up to $100 million (including the Initial Purchasers over-allotment option).

         In order to induce you and the other Initial Purchasers for which you act as representative (the "Initial Purchasers") to purchase Notes in the Offering, the undersigned hereby agrees that, without the prior written consent of Bear, Stearns & Co. Inc. ("Bear Stearns"), during the period from the date hereof until ninety (90) days from the date of the final offering memorandum for the Offering (the "Lock-Up Period"), the undersigned (a) will not, directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of any Relevant Security (as defined below), and (b) will not establish or increase any "put equivalent position" or liquidate or decrease any "call equivalent position" with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration. As used herein "Relevant Security" means the common stock, par value $0.01 per share (the "Common Stock"), of the Company and any other equity security of the Company or any of its subsidiaries and any security convertible into, or exercisable or exchangeable for, any Common Stock or other such equity security. Notwithstanding the foregoing, the undersigned is entitled to exercise or convert any stock option or warrant held by the undersigned, provided that any shares of Common Stock obtained by any such exercise or conversion shall be subject to all of the provisions of this Agreement.

         The undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Relevant Securities for which the undersigned is the record holder and, in the case of Relevant Securities for which the undersigned is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities. The undersigned hereby further agrees that, without the prior written consent of Bear Stearns, during the Lock-up Period the undersigned (x) will not file or participate in the filing with the Securities and Exchange Commission of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of a Relevant Security and (y) will not exercise any rights the undersigned may have to require registration with the Securities and Exchange Commission of any proposed offering or sale of a Relevant Security.

         Notwithstanding the foregoing, the undersigned may transfer any Relevant Security (i) to any member of the undersigned's "immediate family" or to any trust for the direct or indirect benefit of the undersigned or any member of the undersigned's "immediate family" (such term hereby defined as any relationship by blood, marriage or adoption, not more remote than first cousin),
(ii) by will or intestate succession, or (iii) as a bona fide gift or gifts; provided, however, that in the case of any transfer pursuant to subsections (i),
(ii) or (iii), it shall be a condition to the transfer that the transferee execute and deliver to Bear Stearns an agreement reasonably satisfactory to Bear Stearns that the transferee is receiving and holding such Relevant Security subject to the provisions of this Agreement, and there shall be no further transfer of such Relevant Security except pursuant to this Agreement.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

         In the event that (i) the Company, prior to the Company and the Initial Purchasers entering into a binding agreement for the sale of the Notes (a "Purchase Agreement"), notifies Bear Stearns in writing that the Company does not intend to proceed with the Offering, or (ii) the Purchase Agreement shall be terminated for any reason prior to the closing of the sale of the Notes by the Company under the Purchase Agreement, this Agreement shall terminate and the undersigned shall be released from its obligations hereunder.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Delivery of a signed copy of this letter by facsimile transmission shall be effective as delivery of the original hereof.

                                       Very truly yours,

                                       By:______________________________________

                                       Print Name:______________________________